UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT,

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report	August 22, 2005
(Date of earliest event reported)	August 16, 2005

TRINITY CAPITAL CORPORATION

(Exact name of Registrant as specified in its charter)

New Mexico

(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On August 16, 2005, Trinity Capital Corporation (“Trinity”) entered into agreements for the award of non-qualified stock options with William C. Enloe and Steve W. Wells in connection with the Trinity Capital Corporation 2005 Stock Incentive Plan.  Mr. Enloe is the Chief Executive Officer and President of Trinity and Chief Executive Officer of Los Alamos National Bank, a wholly owned subsidiary of Trinity (“LANB”).  Mr. Wells is the Secretary of Trinity and President of LANB.

A form of the award agreement is attached hereto as Exhibit 10.1.  In addition to the terms set forth in the form of award, the terms of the awards to Mr. Enloe and Mr. Wells are as follows:

Number of shares	Mr. Enloe - 28,000 shares
Mr. Wells - 14,000 shares

Exercise Price	$30.50

Vesting Period	1/3 on 1st Anniversary of Grant Date
1/3 on 2nd Anniversary of Grant Date
1/3 on 3rd Anniversary of Grant Date

Expiration

The earlier of: 10 years from the grant date (for Mr. Wells and Mr. Enloe, such date will be August 16, 2015); 12 months following termination due to death, disability or retirement; 90 days following termination due to reason other than death, Disability or Retirement; or the day prior to termination for Cause.

Item 9.01. Financial Statements and Exhibits

(c)                                  Exhibits.

10.1                           Form of non-qualified stock option award under the Trinity Capital Corporation Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: August 22, 2005	By:	/s/ Daniel R. Bartholomew
Daniel R. Bartholomew